UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): December 16, 2021
Kyndryl Holdings, Inc. (Exact Name of Registrant as Specified in Charter)
Delaware (State or other jurisdiction of incorporation)	001-40853 (Commission File Number)	86-1185492 (I.R.S. Employer Identification No.)

One Vanderbilt Avenue, 15th Floor
New York, New York 10017
(Address of principal executive offices, and Zip Code)

(212) 896-2098
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	KD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2021, Kyndryl Holdings, Inc. (the “Company”) adopted an executive severance and retirement plan (the “Severance Plan”) for certain senior executives of the Company, including Martin Schroeter, the Company’s Chairman and Chief Executive Officer, David Wyshner, the Company’s Chief Financial Officer and Treasurer, Elly Keinan, the Company’s Group President, Maryjo Charbonnier, the Company’s Chief Human Resources Officer and Edward Sebold, the Company’s General Counsel and Secretary (together, the “Named Executive Officers”).

The Severance Plan provides for payment of severance and other benefits to eligible executives, including the Named Executive Officers, in the event of a termination of employment with the Company without “cause” (as that term is defined in the Kyndryl 2021 Long-Term Performance Plan (the “LTPP”)) or, solely in connection with a change in control, with “good reason” (as defined below, and each of a termination without “cause” and a termination with “good reason,” a “covered termination”), in each case, subject to the executive’s (i) execution and non-revocation of a general release of claims in favor of the Company, (ii) execution of a two-year noncompetition agreement and (iii) continued compliance with the executive’s Agreement Regarding Confidential Information and Intellectual Property with the Company. The Severance Plan also provides for continued vesting of certain equity awards upon a “qualifying retirement” (as defined below).

In the event of a covered termination, in addition to certain accrued obligations, the Severance Plan provides for the following payments and benefits to the Named Executive Officers:

•	a lump-sum pro-rata bonus for the year of termination, based on actual performance;

•	continued payment over a 24-month period in the case of Mr. Schroeter, or an 18-month period in the case of each of the other Named Executive Officers, of such Named Executive Officer’s base salary, in each case inclusive of any notice period;

•	continued health insurance coverage, or reimbursement of premiums for coverage, at substantially the same level as provided immediately prior to such termination, at the same cost as generally provided to similarly situated active Company employees, for a period of 24 months for Mr. Schroeter or 18 months for each of the other Named Executive Officers (the “welfare benefit”), in each case inclusive of any notice period; and

•	payment of, or reimbursement for, six months of outplacement services (the “outplacement benefit”).

Notwithstanding the foregoing, in the event such covered termination occurs within the 24-month period following a change in control (as defined in the LTPP), in addition to certain accrued obligations, the Severance Plan provides for the following payments and benefits to the Named Executive Officers:

•	a lump-sum pro-rata bonus for the year of termination, based on target performance;

•	a lump sum cash severance amount equal to the sum of the Named Executive Officer’s annual base salary and target annual bonus amount times the multiplier applicable to such executive (which is 2.0 for Mr. Schroeter and 1.5 for each of the other Named Executive Officers);

•	the welfare benefit; and

•	the outplacement benefit.

In addition, the Severance Plan provides that, upon a termination in connection with a “qualifying retirement,” subject to the Named Executive Officer’s (i) provision of six months’ notice of intent to retire, (ii) execution and non-revocation of a general release of claims in favor of the Company, (iii) execution of a two-year noncompetition agreement and (iv) continued compliance with the Agreement Regarding Confidential Information and Intellectual Property with the Company, notwithstanding anything to the contrary in the LTPP or the award agreements relating to the Named Executive Officer’s outstanding Restricted Stock Unit (“RSU”) awards, such outstanding RSU awards will not be cancelled but will instead remain outstanding and subject to vesting in accordance with their terms as if the Named Executive Officer remained an active employee of the Company through each applicable vesting date.

The Severance Plan provides that if any payments and/or benefits due to a participant (including any Named Executive Officer) under the Severance Plan and/or any other arrangements will constitute “excess parachute payments” (as defined in Section 280G (“Section 280G”) of the Internal Revenue Code of 1986, as amended (the “Code”)), the Company will reduce the amount of payments under the Severance Plan by the minimum amount necessary such that the present value of the participant’s “parachute payments” (as defined in Section 280G) is below 300% of such participant’s “base amount” (as defined in Section 280G), calculated in accordance with the Treasury Regulations promulgated under Section 280G; provided, however, in no event will the amount of any severance payments be reduced unless (a) the net after-tax amount of such payments and benefits as so reduced is greater than or equal to (b) the net after-tax amount of such payments and benefits without such reduction.

For purposes of the Severance Plan:

•	a “qualifying retirement” is a termination of employment (other than for “cause,” as defined the LTPP) after attaining the age of 55 and completing at least 10 years of service with the Company at the time of termination. For purposes of calculating years of service, (a) in certain circumstances, years of service to International Business Machines Corporation (“IBM”), the Company’s former parent, will be counted for participants who transfer employment directly to the Company from IBM and (b) years of service will include years of service with an entity acquired by the Company for participants whose employment is transferred directly to the Company in connection with such acquisition; and

•	a termination with “good reason” is a termination of employment due to (a) a material diminution in the participant’s authority, duties or responsibilities, (b) a reduction in the participant’s then current base salary or bonus opportunity, (c) a material breach by the Company of an existing agreement between the Company and the participant, (d) the failure of the company’s successor to assume in writing the Company’s obligations under the Severance Plan or any other agreement with the participant if not assumed by successor by operation of law, or (e) a relocation of more than 40 miles from both the participant’s then current primary place of employment and their assigned primary company office; provided, however, that the participant must provide the Company with written notice of the circumstance that the participant claims to be good reason within 90 days after such circumstance first occurs, such circumstance is not remedied within 30 days after the Company receives the written notice, and the participant’s termination of employment is effective as soon as practicable after the end of such 30-day cure period.

Item 8.01 Other Events.

On December 16, 2021, on the recommendation of the Compensation Committee of the Board of Directors of the Company, the Board of Directors approved an Executive Compensation Clawback Policy (the “Clawback Policy”) applicable to the Named Executive Officers and certain other senior executives of the Company (each, a “covered individual”). Under the Clawback Policy:

•	in the event of a restatement of the Company’s financial statements (other than a restatement caused by a change in applicable accounting rules or interpretations), the Compensation Committee may, in its sole discretion, recoup incentive compensation paid to a covered individual during the three-year period preceding the announcement of the restatement that would not have been paid based upon the restated results; and

•	in the event a covered individual engages directly or indirectly in, or contributes to, fraudulent or other wrongful conduct by action or omission, which causes material harm to the finances, business, reputation, condition, assets or results of operations of the Company, the Committee may, in its sole discretion, recoup incentive compensation paid to such covered individual at any time since the act of misconduct.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2021

KYNDRYL HOLDINGS, INC.

By:	/s/ Edward Sebold
Name: Edward Sebold
Title: General Counsel and Secretary